EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-130294 on Form S-3 of our report dated March 31, 2005, relating to the financial statements of CECO Environmental Corp., appearing in the Annual Report on Form 10-K of CECO Environmental Corp. for the year ended December 31, 2004 and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/    DELOITTE & TOUCHE LLP

Cincinnati, Ohio

January 17, 2006